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           [LETTERHEAD OF RUSKIN, MOSCOU, EVANS, & FALTISCHEK, P.C.]



                                                   June 30, 1999



National Medical Health Card Systems, Inc.
26 Harbor Park Drive
Port Washingon, New York  11050

                  Re: Registration Statement on Form S-1 (File No. 333-72209)

Gentlemen:

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the above-referenced registration statement.


                                 Very truly yours,

                             /s/ RUSKIN, MOSCOU, EVANS & FALTISCHECK, P.C.

                                 Ruskin, Moscou, Evans & Faltischeck, P.C.

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